Exhibit 1.01

Eastman Kodak Company
Conflict Minerals Report

This is the Conflict Minerals Report of Eastman Kodak Company (“Kodak”) for the reporting period from January 1, 2014 to December 31, 2014, provided in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”).  Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this report, unless otherwise defined herein.

Rule 13p-1 imposes certain reporting obligations on United States Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined by the SEC as cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum and tungsten.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively the “Covered Countries”), or from recycled and scrap sources, the registrant must submit a Form SD that describes the steps that the registrant took to determine the origin of the conflict minerals in its products.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody and submit a conflict minerals report to the SEC that includes a description of those due diligence measures.

Company Overview
Kodak is a technology company focused on imaging for business. Kodak provides commercial products and services built on its expertise in three core technologies: materials science; digital imaging science and software; and deposition processes.  Kodak’s portfolio of products and services is designed to meet the needs of customers in different sectors and cycles of the commercial imaging and printing markets. Kodak leverages its core technology products and services to develop solutions for the product goods packaging and graphic communications markets, and is commercializing products for the functional printing market. Kodak also offers brand licensing and intellectual property opportunities, provides products and services for motion pictures and other commercial films, and sells ink to its existing installed consumer inkjet printer base.

Supply Chain Overview

Kodak’s global supply chain for conflict minerals is complex given the number of suppliers and the fact that most of its suppliers are located far downstream from the mineral smelters and associated mines.  Kodak relies on its suppliers to assist in the reasonable country of origin inquiry and due diligence efforts for conflict minerals contained in the materials supplied, or manufactured for Kodak.  Kodak focuses on collecting data from suppliers where there is the greatest likelihood of the existence of conflict minerals and encourages the establishment of the necessary proactive due diligence programs that will enable greater long term supply chain transparency.

Kodak performed an analysis of its product components and determined that conflict minerals are contained in certain components used in the products manufactured for or by Kodak, regularly used in electronics and electrical equipment.  Kodak determined that conflict minerals that are contained in certain products were necessary to the functionality or production of the product manufactured or contracted to be manufactured for Kodak, while consumables such as inks, digital and flexographic print plates and chemicals do not contain these minerals.

Overview of Kodak’s Conflict Minerals Program

It is Kodak’s policy to refrain from knowingly purchasing, directly or indirectly from any sources, conflict minerals that may finance or benefit armed groups in the Covered Countries.  Kodak expects its suppliers to implement a conflict minerals due diligence management system, including a system of controls, to determine the sources of conflict minerals in all products that are supplied to, or manufactured on behalf of, Kodak.  Kodak’s suppliers are expected to exercise due diligence on the source and chain of custody of these minerals and to cooperate in providing Kodak its due diligence information to assure that conflict minerals are being sourced only from outside the Covered Countries or from mines and smelters which have been certified as conflict free.  Kodak has the following options if a supplier indicates the products they are providing include conflict minerals that are not DRC conflict free:
•	Terminate the supply agreement,
•	Suspend the supplier relationship until the supplier can provide certification that they are receiving conflict minerals that are DRC conflict free, or
•	Continue to receive products from the supplier while working with them to identify sources that are DRC conflict free.

Kodak’s conflict minerals policy is publicly available on Kodak’s website at www.kodak.com\go\hsesupplier.  The content of the material contained on the website is included for general information only and is not incorporated by reference in this Form SD.

Kodak is a member of Electronic Industry Citizenship Coalition (“EICC”) and the Conflict Free Sourcing Initiative (“CFSI”).  Through these affiliations, Kodak collaborates with industry peers to support the development of tools, programs and mineral traceability schemes that help enable companies to source conflict-free minerals from the DRC.  One of the programs developed by the EICC is the Conflict-Free Smelter Initiative (“CFSI”) Program.  The CFSI Program is a voluntary initiative in which independent third party audits are conducted of smelter/refinery procurement processes to determine if the smelter or refiner can demonstrate that all of the minerals they process originate from conflict-free sources.  As a member of CFSI, Kodak has access to CFSI country of origin information for entities on the CFS list. Kodak’s support of these programs demonstrates its commitment to conflict free sources for the metals used in Kodak’s products.

Supplier Selection and Engagement Process:

Kodak focused on suppliers with the potential to provide raw materials, components, parts, sub-assemblies and products that have the greatest likelihood of containing conflict minerals.  Procurement data was used to identify and initially select the largest potential suppliers that would be included in Kodak’s scope.  Based on a review of the procurement data and known product compositions, suppliers providing services or products that contain no conflict minerals were excluded from Kodak’s scope.  The exclusions included suppliers providing commodities such as travel, employee benefits, facility maintenance, stationary, office supplies and chemicals with a known composition.

The suppliers that were in scope received an email containing a cover letter signed by the Chief Procurement Officer and a conflict minerals questionnaire using the conflict materials reporting template (CMRT) developed by the Conflict Free Smelter Initiative.

The cover letter provided an explanation for the request including the regulatory background and the expected timing for a response.  The questionnaire was used to capture the following information:

•	Whether conflict minerals are used in the products provided to Kodak,
•	Whether the supplier has implemented an ethical conflict mineral sourcing and due-diligence program,
•	Smelter, mine and country of origin data if conflict minerals are present in the products provided, and
•	Whether the conflict minerals, if any, came from recycled or scrap sources.

Design of Due Diligence Process
Kodak designed its due diligence process to be in conformity, in all material respects, with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”).

Kodak has established a management system for conflict minerals.  The management system includes a Conflict Minerals Team and a Steering Committee.  The Conflict Minerals Team is a multidisciplinary team consisting of representation from Health Safety Environment & Sustainability, Worldwide Procurement and Corporate Finance.  This team is responsible for the design, implementation and continued administration of Kodak’s conflict minerals program.  The Steering Committee consists of senior management representatives from Health Safety Environment & Sustainability, Purchasing, Legal, Compliance and Finance.  The Steering Committee defines program goals and objectives, provides the Conflict Minerals Team guidance on program implementation and administration, and ensures risks are adequately managed.  The Conflict Minerals Team provided the Steering Committee with periodic updates.

Description of Due Diligence Measures Performed

Kodak’s conflict minerals team reviewed and verified each completed questionnaire based on internally developed criteria.  Follow-up correspondence was sent to the supplier on any of the following negative or incomplete responses:

•	The response did not appear justified by the product category or composition of the product.

•	The supplier did not indicate that it had implemented a management system or due-diligence program to obtain information from its suppliers.

•	The supplier was beginning to design or implement a due diligence process.

•	The response was incomplete or necessary information was not provided by the supplier.

•	The response indicated they did not source from a covered country, while the smelter information proved otherwise.

Kodak also reviewed the supplier’s website to determine if it had a conflict minerals policy describing its due-diligence program and how it was being applied to the suppliers in the chain.  Also, any smelters and refiners identified in the questionnaire were compared against the list of facilities that have received a “conflict free” designation from CFSI.

Smelter Information
Kodak identified 257 smelters and refiners as potential sources of Conflict Minerals that were reported by its suppliers to be in its supply chain at some point during the year.  Of those 257 smelters and refiners, 126 have been verified as conflict-free, and an additional 57 have begun the audit process.

Smelters and refiners that are compliant with the relevant Conflict-Free Smelter Program assessment protocols or currently in the audit process:

Tantalum:	36 of 44 (82%)
Tin:	49 of 71 (71%)
Tungsten:	30 of 31 (97%)
Gold:	68 of 111 (80%)

Total 183 of 257 or 71% of the smelters are verified as conflict-free or are currently in the audit process.

The number of smelters and refiners in Kodak’s supply chain as of December 31, 2014 that were verified as conflict-free, has more than doubled from 2013.

Conflict Free Smelter Initiative Certified Smelters in Kodak’s supply chain:

2013	55 Compliant smelters
2014	126 Compliant smelters

Kodak has created and maintained a database of this information and a copy of the declared sources of material is included in the Appendix below.  Given the fact that not all smelters identified by our suppliers have been audited by the CFSI list and many suppliers are still collecting information from their supply chain, Kodak’s products containing or using conflict minerals are considered DRC conflict undeterminable.

Products Containing Conflict Minerals

The products determined to be DRC conflict undeterminable are as follows:

KODAK PROSPER Press Platform	KODAK VERSAMARK Printing Systems
KODAK PROSPER Imprinting Systems	KODAK VERSAMARK Imprinting Systems
KODAK NEXPRESS Digital Production Color Press Platform	KODAK DIGIMASTER HD Digital Production Platform
KODAK FLEXCEL Plate Making Systems

MAGNUS Platesetters	TRENDSETTER Platesetters
ACHIEVE Platesetters	GENERATION NEWS Platesetter
TRENDSETTER NEWS Platesetter	MERCURY P-HD Plate Processor
S Plate Processor	P-LD Plate Processor
T-HDK Plate Processor	Entertainment Motion Picture Film

Risk Mitigation and Due Diligence

Since December 31, 2013, and continuing throughout the 2014 reporting year, Kodak has undertaken and intends to continue to undertake the following steps to improve its due diligence process to further mitigate the risk that conflict minerals contained in Kodak’s products could benefit or finance armed groups:

•	Continue to work with suppliers who provided incomplete or insufficient information;
•	Work with suppliers as necessary to build their understanding and awareness of the impacts of their sourcing decisions;

•	Increase the level of engagement of suppliers to drive greater transparency within Kodak’s supply chain. Suppliers will be asked to provide information gathered from their suppliers.

APPENDIX

The table below lists the declared sources of material as reported to Kodak by its suppliers.  In certain cases, information was provided to Kodak for the entire supply chain and the list may contain more facilities than those that actually process the conflict minerals contained in Kodak's products.

Appendix 1
Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co LD	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corp	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Chimet SpA	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	EM Vinto	BOLIVIA
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Gejiu Zi-Li	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle & Meule	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Industry Group	CHINA

Metal	Smelter Name	Smelter Country
Gold	Hwasung CJ Co. Ltd	REPUBLIC OF KOREA, OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mistubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	OHIO PRECIOUS METAL, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	Nara-shi, Nara, Japan

Metal	Smelter Name	Smelter Country
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PT Tambang Timah	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Heraeus Zhaoyuan (Changshu) Electronic Material Co., Ltd.	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA

Metal	Smelter Name	Smelter Country
Gold	Umicore Precious Metals Thailand	Dokmai, Pravet, Thailand
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CHONGYI	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	HC Stark GmbH	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM BRASIL S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	PT Bangka Timah Utama Sejahtera	INDONESIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES

Metal	Smelter Name	Smelter Country
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES
Tin	Yunnan Tin Company Limited	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Copper Santa	BRAZIL
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corp(MSC)	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Material	JAPAN
Tin		RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltd.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tungsten	A.L.M.T. Corp	JAPAN
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA

Metal	Smelter Name	Smelter Country
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Kennametal Inc.	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM